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                                    AMENDED
                           ARTICLES OF INCORPORATION
                                       OF
                              BANC ONE CORPORATION

FIRST: The name of the Corporation (hereinafter called the "Corporation") is BANC ONE CORPORATION.

SECOND: The place in Ohio where the principal office of the Corporation is located is Columbus, Franklin County.

THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under the Ohio General Corporation Law, as now in effect or hereafter amended.

FOURTH: The amount of total authorized capital stock which the Corporation shall have authority to issue is Nine Hundred Eighty-Five Million (985,000,000) shares consisting of Nine Hundred Fifty Million (950,000,000) shares of Common Stock which are common shares without par value, Ten Million (10,000,000) shares of Class A Preferred Stock which are preferred shares without par value, One Million (1,000,000) shares of Class B Convertible Preferred Stock (Class B Preferred Stock) which are preferred shares without par value, and Twenty-Four Million (24,000,000) shares of Class C Preferred Stock which are preferred shares without par value.

(A)    EXPRESS TERMS OF THE COMMON STOCK

       The shares of Common Stock shall be subject to the terms of the Class A Preferred Stock, the Class B Preferred Stock and the Class C Preferred Stock (collectively, "Preferred Stock") and the express terms of any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock and the holders thereof shall be entitled to one vote for each share of such Stock on all questions presented to the shareholders. Subject to any rights to receive dividends to which the holders of the shares outstanding of Preferred Stock, if any, may be entitled, the holders of shares of Common Stock shall be entitled to receive dividends, if and when declared, payable from time to time by the Board of Directors from funds legally available therefor.

(B)    EXPRESS TERMS OF CLASS A PREFERRED STOCK

       The shares of Class A Preferred Stock may be issued from time to time in one or more series. All shares of Class A Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and

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       each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. Subject to the provisions of this paragraph (B), which provisions shall apply to all Class A Preferred Stock, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

       (1) the designation of the series, which may be by distinguishing number, letter or title;

       (2) the number of shares of the series, which number the Board of Directors may from time to time (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding);

       (3)  the dividend rate of the series;

       (4) the dates of payment of dividends and the dates from which dividends of the series shall be cumulative;

       (5)  the redemption rights and price or prices for shares of the series;

       (6) sinking fund requirements, if any, for the purchase or redemption of shares of the series;

       (7) the liquidation price payable on shares of the series in the event of any liquidation, dissolution or winding up of the affairs of the Corporation;

       (8) whether the shares of the series shall be convertible into Common Stock, and, if so, the conversion price or prices, any adjustments thereof, and all other terms and conditions upon which such conversion may be made;

       (9)  restrictions on the issuance of any class or series; and

       (10) such other terms as the Board of Directors may by law from time to time be permitted to fix or change.

       The Board of Directors is authorized to adopt from time to time amendments to the Articles of Incorporation fixing or changing, with respect to each such series, the matters described in the preceding clauses (1) to (10) of this paragraph (B).

       Shares of Class A Preferred Stock shall be entitled to voting rights as follows:

       (1) Except as otherwise required by law or the Articles of Incorporation of the Corporation or this paragraph (B), the holders of the Class A Preferred Stock, voting together as a class with the holders of the Common Stock and the holders of any other class or series of Preferred Stock who are similarly entitled to vote, shall be entitled to vote for the election of directors and all other matters.

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       (2)  During any period in which dividends on the Class A Preferred Stock are cumulatively in arrears in the amount of six or more full quarterly dividends, the holders of the Class A Preferred Stock, voting together as a class with the holders of any other class or series of Preferred Stock who are similarly entitled to vote, will have the right to elect two directors which two directorships shall be in addition to that number of directors then determined as constituting the number of members of the Board of Directors pursuant to the Regulations of the Corporation.

       (3) The approval of a majority of the outstanding shares of Class A Preferred Stock voted together as a class shall be required in order to amend the Articles of Incorporation of the Corporation to affect adversely the rights of the holders of the Class A Preferred Stock or to take any action that would result in the creation of or an increase in the number of authorized shares senior or superior with respect to dividends or upon liquidation to the Class A Preferred Stock.

(C) EXPRESS TERMS OF THE CLASS B CONVERTIBLE PREFERRED STOCK

       The express terms and provisions of the shares of the Class B Preferred Stock are as follows:

       (1)  Dividends.

            (a) The holders of record of Class B Preferred Stock, on such respective dates as shall be determined by the Board of Directors in advance of the payment of each dividend provided for herein, shall be entitled to receive, as and when declared by the Board of Directors and out of assets of the Corporation which are by law available for payment of dividends, cumulative preferential cash dividends, at the rate of $3.00 per share per annum payable quarterly on the first business day of January, April, July and October in each year, commencing on July 3, 1989 (each such day being hereinafter called a "dividend date" and each quarterly period ending on the last day of the calendar month preceding a dividend date being hereinafter called a "dividend period"), which dividends shall accrue from April 1, 1989.

            (b) Dividends on the Class B Preferred Stock shall be cumulative, whether or not in any dividend period or periods there shall be surplus or net profits of the Corporation legally available for the payment of such dividends.

            (c) Accumulations of dividends on any shares of Class B Preferred
                Stock shall not bear interest.

            (d) All dividends declared on the Class B Preferred Stock for any dividend period and on any class or series of stock ranking on a parity with the Class B Preferred Stock as to dividends shall be declared pro rata so that the amounts of dividends per share declared for such period on the Class B Preferred Stock and on any class or series of stock ranking on a parity with the Class B Preferred Stock as to dividends that

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                were outstanding during such period shall in all cases bear to each other the same proportions that the respective dividend rates of such stock for such period bear to each other.

            (e) The Corporation shall not (i) declare or pay any dividend or other distribution with respect to any junior stock of the Corporation or (ii) redeem or set apart funds for the purchase or redemption of any junior stock through a sinking fund or otherwise, unless (i) all cumulating and accrued dividends with respect to the Class B Preferred Stock have been paid or funds have been set apart for payment of such dividends and (ii) funds have been set apart for the payment of the dividend for the current dividend period with respect to the Class B Preferred Stock.

            (f) As used herein the term "dividends" does not include dividends payable solely in shares of junior stock, or rights to subscribe for or purchase any junior stock.

            (g) As used herein, the phrase "set apart" in respect of the payment of dividends shall require deposit of any funds in a bank or trust company in a separate deposit account maintained for the benefit of the holders of the Class B Preferred Stock.

            (h) As used herein, the term "junior stock" means the Common Stock and any other class of capital stock of the Corporation now or hereafter issued and outstanding which ranks junior in priority to the Class B Preferred Stock.

            (i) As used herein, the term "cumulating or accrued" in respect of dividends with respect to the Class B Preferred Stock means an amount equal to dividends thereon at the rate of $3.00 per share per annum, computed from the date on which such dividends commenced to cumulate, and cumulating on each dividend date thereafter, less the aggregate amount of all dividends previously paid with respect to such Class B Preferred Stock.

       (2)  Liquidation Preference.

            (a) The amount which the holders of Class B Preferred Stock shall be entitled to receive in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be $26.00 per share plus an amount per share equal to all dividends cumulating or accrued and unpaid thereon to the date of such liquidation, dissolution or winding up, and no more.

            (b) Upon any such liquidation, dissolution or winding up, the preferential amounts with respect to the Class B Preferred Stock and any class or series of stock ranking on a parity with the Class B Preferred Stock shall be distributed pro rata in accordance with the aggregate preferential amounts of the Class B Preferred Stock and such other classes or series of stock, if any, out of or to the extent of the net assets of the

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                Corporation legally available for such distribution, before any distributions are made with respect to any junior stock.

            (c) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating the payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, not less than 45 days prior to the payment date stated therein, to the holders of record of the Class B Preferred Stock at their respective addresses as the same shall then appear on the books of the Corporation.

       (3)  Redemption.

            (a) At any time after April 1, 1993, all the Class B Preferred
                Stock, or any part thereof, at any time outstanding may be redeemed by the Corporation at any time or from time to time at its election expressed by resolution of the Board of Directors upon not less than 30 days previous notice to the holders of record of the Class B Preferred Stock to be redeemed, given by
                (i) registered or certified mail, postage prepaid, and (ii) the single publication of such notice in The Wall Street Journal or similar daily financial publication of general circulation in the United States, upon payment in cash of $26.00 per share plus the amount of any dividends cumulating or accrued and unpaid thereon to the date fixed for redemption (the "redemption date").

            (b) In order to facilitate the redemption of any shares of Class B
                Preferred Stock that may be chosen for redemption, the Board of Directors is authorized to exercise its discretion to cause the transfer books of the Corporation to be closed as to such shares not more than 30 days prior to the designated redemption date.

            (c) Any notice of redemption mailed to a holder of Class B
                Preferred Stock at his address as the same appears on the books of the Corporation shall be conclusively presumed to have been given whether or not the holder receives the notice. Each such notice shall state the redemption date; the number of shares of Class B Preferred Stock to be redeemed, and, if less than all shares of Class B Preferred Stock held by such holder are to be redeemed, the number of such shares to be redeemed from such holder and the fact that a new certificate or certificates representing any unredeemed shares shall be issued without cost to such holder; the redemption price applicable to the shares to be redeemed; the place or places where such shares are to be surrendered; and that dividends on shares to be redeemed shall cease to accrue and accumulate on the redemption date. No defect in any such notice as to any shares of Class B Preferred Stock shall affect the validity of the proceedings for the redemption of any other shares of Class B Preferred Stock.

            (d) The Corporation may not redeem less than all of the outstanding shares of Class B Preferred Stock unless all cumulating or accrued dividends with respect to the shares

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                of  Class B Preferred Stock which shall not be so redeemed have either been paid or set aside for payment.

            (e) If less than all outstanding shares of Class B Preferred Stock is to be redeemed, the redemption may be made either pro rata or by lot as may be prescribed by resolution of the Board of Directors.

            (f) Any shares of Class B Preferred Stock called for redemption pursuant to this paragraph (3) shall not be deemed to be outstanding for the purposes of voting, determining the total number of shares entitled to vote, or payment of dividends thereon on or after the date on which the notice of redemption is mailed to the holders thereof and a sum sufficient to redeem such shares has been set apart for payment of the redemption price upon surrender of the certificates therefor. Any money set aside for such payment which is not required to redeem such shares because of conversions shall be promptly returned to the Corporation. In addition, any money set apart for such payment which remains unclaimed for a period of six years after the redemption date shall be repaid to the Corporation upon the request of the Corporation as expressed by a resolution of the Board of Directors. The holders of record of the shares so called for redemption who have not made a claim against such moneys prior to such repayment to the Corporation shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount set apart for payment of the redemption price and so repaid to the Corporation, but in no event shall any such holder be entitled to any interest thereon. The Corporation shall be entitled to receive any interest paid from time to time on the money so set aside.

       (4)  Conversion.

            (a) At the option of the holder of the outstanding Class B
                Preferred Stock, such stock may be converted into the fully paid and nonassessable Common Stock as provided for in this para- graph (4). As used in this paragraph (4), Common Stock means (i) the common stock without par value of the Corporation as authorized by its Articles of Incorporation, and (ii) any other class of capital stock into which such common stock has been changed pursuant to any reclassification or reorganization as defined in this paragraph (4).

            (b) The Class B Preferred Stock may be converted into Common Stock at the conversion rate in effect at the conversion date as defined. On and after April 19, 1989 the "conversion rate" shall be 2.222 shares of Common Stock for each share of Class B Preferred Stock converted. However, the conversion rate shall be adjusted from time to time as provided elsewhere in this paragraph (4).

            (c) Upon conversion of the Class B Preferred Stock, (i) no payment shall be made on account of any dividends cumulating or accrued and unpaid on such Class B

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                Preferred Stock to the conversion date and (ii) no adjustment in the conversion rate will be made on account of any such dividends.

            (d) Any Class B Preferred Stock which has been called for
                redemption pursuant to paragraph (3) hereof may nevertheless be converted by the holder thereof at any time prior to the close of business on the fifth day preceding the date fixed for the redemption of such Class B Preferred Stock.

            (e) In the event the Corporation on and after April 19, 1989 (i)
                issues any Common Stock as a dividend with respect to the outstanding Common Stock or any other common capital stock as a class or (ii) subdivides or combines the outstanding Common Stock, then the conversion rate in effect at the date of such event shall be adjusted by multiplying such conversion rate by the quotient of (a) the number of shares of Common Stock outstanding immediately after such event, divided by (b) the number of such shares outstanding immediately before such event. As used in this paragraph (4), the term "common capital stock" means any class of capital stock of the Corporation ranking substantially on a parity with the Common Stock with respect to either preference upon liquidation or payment of dividends. Each adjustment in the conversion rate pursuant to this subsection shall become effective as of either (i) the record date for the payment of such dividend, or (ii) the effective date of any such subdivision or combination.

            (f) In the event that the Corporation distributes with respect to the outstanding Common Stock or any other common capital stock as a class any rights or warrants to purchase Common Stock at a price per share which is less than the current market price per share of the Common Stock determined as provided for in paragraph (4)(l) at the record date fixed for determination of the stockholders entitled to receive such distribution, then the conversion rate shall be adjusted by multiplying the conversion rate by the quotient of (i) the sum of (a) the number of shares of Common Stock outstanding as of such record date, plus (b) the maximum number of shares of Common Stock issuable upon the full exercise of such rights or warrants, divided by (ii) the sum of (a) the number of shares of Common Stock outstanding as of such record date, plus (b) the product of (x) the maximum number of shares of Common Stock issuable upon the full exercise of such rights or warrants, multiplied by (y) the quotient of the minimum exercise price of such rights or warranties, divided by such current market price at such record date. Each adjustment in the conversion rate pursuant to this paragraph (4)(f) shall become effective as of the record date fixed for determination of the shareholders entitled to receive such distribution.

            (g) The conversion rate shall not be adjusted if there is a reclassification. As used in this paragraph (4), the term "reclassification" means that the Common Stock is changed into the same or a different number or amount of shares of capital stock, other securities, cash or other property of the Corporation by reclassification or other capital reorganization other than a share dividend, a subdivision or combination, or

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                a reorganization all as provided for elsewhere in this para-
                graph (4). However, in the event of any reclassification, the Class B Preferred Stock shall become convertible into the same number or amount of shares of capital stock, other securities, cash or other property which would have been issuable, deliverable or payable on account of the Common Stock issued upon the conversion of the Class B Preferred Stock assuming such stock had been converted immediately prior to such reclassification. Each change in convertibility pursuant to this paragraph (4)(g) shall become effective as of the effective date of such reclassification.

            (h) The conversion rate shall not be adjusted pursuant to para-
                graph (4) hereof if there is a reorganization. As used in this paragraph (4) the term "reorganization" means (i) the merger or consolidation of the Corporation with or into any other corporation or (ii) the sale or exchange of substantially all of the assets of the Corporation as an entirety to any other corporation or other entity. However, in the event of a reorganization, the Class B Preferred Stock shall become convertible into the same number or amount of shares of stock, other securities, cash or other property of the corporation or other entity surviving or resulting from the reorganization which would have been issuable, deliverable or payable on account of the Common Stock issued upon conversion of the Class B Preferred Stock, assuming such stock had been converted immediately prior to such reorganization. In addition, after a reorganization, the provisions of this paragraph (4) shall be appropriately applicable in a manner as nearly equivalent as practicable to the manner in which such provisions applied prior to such reorganiza- tion. Each change in convertibility pursuant to this paragraph (4)(h) shall become effective as of the effective date of each such reorganization.

            (i) No adjustment in the conversion rate shall be required pursuant to paragraph (4)(d) hereof unless such adjustment would require an increase or decrease in the conversion rate in effect immediately prior to such adjustment event of at least 1% of one share of Common Stock. However, any such adjustments which are not so required to be made at the time shall be carried forward and taken into account in determining any subsequent adjustment pursuant to paragraph (4) hereof.

            (j) Each time (i) the conversion rate is adjusted or (ii) there is a reclassification or a reorganization which changes the convertibility of the Class B Preferred Stock, the Corporation shall furnish to each holder of the Class B Preferred Stock a certificate specifying such adjustment or change and describing the circumstances of such adjustment or change.

            (k) The Class B Preferred Stock may be converted by (i)
                surrendering the certificates representing the shares of such Class B Preferred Stock, together with (ii) written notice of conversion, and (iii) a proper assignment of such certificates to the Corporation or in blank. The notice of conversion shall state the names and addresses in which the certificates representing the Common Stock issuable upon

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                such conversion shall be issued. The date upon which the
                certificates representing the shares to be converted, notice of conversion and assignment are received by the transfer agent is referred to herein as the "conversion date." As promptly as practicable after the conversion date, the Corporation shall issue and deliver, as specified in the notice of conversion, certificates for the number of full shares of Common Stock (or other shares of capital stock, other securities, cash or other property) issuable upon such conversion, together with any cash instead of fractional shares as provided in paragraph (4)(l) hereof. Such conversion shall be deemed to have been effected immediately prior to the close of business on the conversion date, and at such time the rights of the holder as a holder of the converted shares of the Class B Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

            (l) No fractional shares of Common Stock (or other shares of stock or other securities) or scrip representing fractional shares shall be issued upon conversion of the Class B Preferred Stock. Instead, the Corporation shall pay a cash adjustment in an amount equal to the same fraction of the current market price per share of the Common Stock (or other shares of capital stock or other securities) at the conversion date. As used in this para- graph (4), the term "current market price" at any time means the daily average closing price for a period of thirty business days ending on the business day before the date for which such price is to be determined. The closing price for each business day will be either (i) the last sale price regular way as quoted on the principal national securities exchange upon which the Common Stock (or other capital stock or securities) is listed or admitted to trading, or, if the Common Stock (or other capital stock or securities) is not so listed or admitted, (ii) the average of the closing bid and asked prices as quoted in Level 2 of NASDAQ. If, for any reason, such closing prices cannot reasonably be determined, then the "current market price" will be determined by any reasonable method selected by the Board of Directors of the Corporation.

            (m) In the event some but not all of the shares of the Class B
                Preferred Stock represented by certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Class B Preferred Stock which were not converted.

            (n) The Corporation shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Class B Preferred Stock, such number of its shares of Common Stock (or other shares of capital stock or other securities) as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Class B Preferred Stock, and if at any time the number of authorized but

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                unissued shares of Common Stock (or other shares of capital stock or other securities) shall not be sufficient to effect the conversion of all then outstanding shares of the Class B Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock (or other shares of capital stock or other securities) to such number of shares as shall be sufficient for such purpose.

            (o) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock or other securities of the Corporation upon conversion of any shares of the Class B Preferred Stock. However, the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of the Class B Preferred Stock in respect of which such shares are being issued.

       (5)  Voting Rights.

            (a) Except as otherwise required by law or the Articles of
                Incorporation of the Corporation or this paragraph (5), the holders of the Class B Preferred Stock and the Common Stock shall be entitled to vote together as a class for the election of directors and all other matters. Each share of Class B Preferred Stock shall be entitled to a number of votes with respect to such matter equal to the number of shares of Common Stock, including fractional shares, into which the shares of Class B Preferred Stock would have been convertible upon the record date for determination of shareholders entitled to vote on such matter.

            (b) During any period in which dividends on the Class B Preferred
                Stock are cumulatively in arrears in the amount of six or more full quarterly dividends, the holders of the Class B Preferred Stock, voting together as a class with the holders of any other class or series of Preferred Stock who are similarly entitled to vote, will have the right to elect two directors which two directorships shall be in addition to that number of directors then determined as constituting the number of members of the Board of Directors pursuant to the Regulations of the Corporation.

            (c) The approval of a majority of the outstanding shares of Class B
                Preferred Stock voted together as a class shall be required in order to amend the Articles of Incorporation of the Corporation to affect adversely the rights of the holders of the Class B Preferred Stock or to take any action that would result in the creation of or an increase in the number of authorized shares senior or superior with respect to dividends or upon liquidation to the Class B Preferred Stock.

       (6) Reports and Notices. So long as any shares of the Class B Preferred Stock shall be outstanding, the Corporation shall provide to the holder or holders of such shares, copies

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              of all annual, quarterly and other reports of the Corporation and copies of all shareholder notices of the Corporation when and as furnished to the holders of the Common Stock.

(D)    EXPRESS TERMS OF CLASS C PREFERRED STOCK

       The shares of Class C Preferred Stock may be issued from time to time in one or more series. All shares of Class C Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. Subject to the provisions of this paragraph (D), which provisions shall apply to all Class C Preferred Stock, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

       (1) the designation of the series, which may be by distinguishing number, letter or title;

       (2) the number of shares of the series, which number the Board of Directors may from time to time (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding);

       (3)  the dividend rate of the series;

       (4) the dates of payment of dividends and the dates from which dividends of the series shall be cumulative;

       (5)  the redemption rights and price or prices for shares of the series;

       (6) sinking fund requirements, if any, for the purchase or redemption of shares of the series;

       (7) the liquidation price payable on shares of the series in the event of any liquidation, dissolution or winding up of affairs of the Corporation;

       (8) whether the shares of the series shall be convertible into Common Stock, and, if so, the conversion price or prices, any adjustments thereof, and all other terms and conditions upon which such conversion may be made;

       (9)  restrictions on the issuance of shares of any class or series; and

       (10) such other terms as the Board of Directors may by law from time to time be permitted to fix or change.

       The Board of Directors is authorized to adopt from time to time amendments to the Articles of Incorporation fixing or changing, with respect to each such series, the matters described in the preceding clauses (1) to (10) of this paragraph (D).

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       Shares of Class C Preferred Stock shall not be entitled to voting rights except to the extent described in the following clauses (1) and (2) of this paragraph (D).

       (1) During any period in which dividends on the Class C Preferred Stock are cumulatively in arrears in the amount of six or more full quarterly dividends, the holders of the Class C Preferred Stock, voting together as a class with the holders of any other class or series of Preferred Stock who are similarly entitled to vote, will have the right to elect two directors which two directorships shall be in addition to that number of directors then determined as constituting the number of members of the Board of Directors pursuant to the regulations of the Corporation.

       (2) The approval of a majority of the outstanding shares of Class C Preferred Stock voted together as a class shall be required in order to amend the Articles of Incorporation of the Corporation to affect adversely the rights of the holders of the Class C Preferred Stock or to take any action that would result in the creation of or an increase in the number of authorized shares senior or superior with respect to dividends or upon liquidation to the Class C Preferred Stock.

D(1)   EXPRESS TERMS OF THE SERIES C PREFERRED STOCK

       There is hereby authorized a series of Class C Preferred Stock to be designated "Series C $3.50 Cumulative Convertible Preferred Stock" ("Series C Preferred Stock") consisting of 5,000,000 shares of Series C Preferred Stock. The express terms and provisions of the Series C Preferred Stock are fixed by the Board of Directors as follows:

       (1)    Dividends.

              (a) The holders of record of Series C Preferred Stock, on such respective dates as shall be determined by the Board of Directors in advance of the payment of each dividend provided for herein, shall be entitled to receive, as and when declared by the Board of Directors and out of assets of the Corporation which are by law available for the payment of dividends, cumulative preferential cash dividends, at the rate of $3.50 per share per annum payable quarterly on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 1991 (each such day being hereinafter called a "dividend date" and each quarterly period ending on a dividend date being hereinafter called a "dividend period"), which dividends shall accrue from April 11, 1991. Each such dividend shall be payable to the holders of record as they appear on the stock books of the Corporation on such record dates, not exceeding forty-five (45) days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Corporation.

              (b) Dividends on the Series C Preferred Stock shall be cumulative, whether or not in any dividend period or periods there shall be surplus of the Corporation legally available for the payment of such dividends.

              (c) Accumulations of dividends on any shares of Series C Preferred Stock shall not bear interest.

              (d) All dividends declared on the Series C Preferred Stock for any dividend period and on any class or series of stock ranking on a parity with the Series C Preferred Stock as to dividends shall be declared pro rata so that the amounts of dividends per share declared for such period on the Series C Preferred Stock and on any class or series of stock ranking on a parity with the Series C Preferred Stock as to dividends that were outstanding during such period shall in all cases bear to each other the same proportions that the respective dividend rates of such stock for such period bear to each other.

              (e) The Corporation shall not (i) declare or pay any dividend or other distribution with respect to any junior stock of the Corporation or (ii) redeem or set apart funds for the purchase or redemption of any junior stock through a sinking fund or otherwise, unless (i) all cumulating and accrued dividends with respect to the Series C Preferred Stock have been paid or funds have been set apart for payment of such dividends and (ii) sufficient funds have been set apart for the payment of the dividend for the current dividend period with respect to the Series C Preferred Stock.

              (f) As used herein the term "dividends" does not include dividends payable solely in shares of junior stock on junior stock, or rights to holders of junior stock to subscribe for or purchase any junior stock.

              (g) As used herein, the phrase "set apart" in respect of the payment of dividends shall require deposit of any funds in a bank or trust company in a separate deposit account maintained for the benefit of the holders of the Series C Preferred Stock.

              (h) As used herein, the term "junior stock" means the Common Stock and any other class of capital stock of the Corporation now or hereafter issued and outstanding which ranks junior in priority to the Series C Preferred Stock.

              (i) As used herein, the term "cumulating or accrued" in respect of dividends with respect to the Series C Preferred Stock means an amount equal to dividends thereon at the rate of $3.50 per share per annum, computed from the date on which such dividends commenced to cumulate, and cumulating on each dividend date thereafter, less the aggregate amount of all dividends previously paid with respect to such Series C Preferred Stock.

       (2)    Liquidation Preference.

              (a) The amount which the holders of Series C Preferred Stock shall be entitled to receive in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be $50 per share plus an amount per share equal to all dividends cumulating or accrued and unpaid thereon to the date of such liquidation, dissolution or winding up, and no more.

              (b) Upon any such liquidation, dissolution or winding up, the preferential amounts with respect to the Series C Preferred Stock and any class or series of stock ranking on a parity with the Series C Preferred Stock shall be distributed pro rata in accordance with the aggregate preferential amounts of the Series C Preferred Stock and such other classes or series of stock, if any, out of or to the extent of the net assets of the Corporation legally available for such distribution, before any distributions are made with respect to any junior stock.

              (c) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating the payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, not less than forty-five (45) days prior to the payment date stated therein, to the holders of record of the Series C Preferred Stock at their respective addresses as the same shall then appear on the books of the Corporation.

       (3)    Redemption.

              (a) At any time after April 15, 1995, all the Series C Preferred Stock, or any part thereof, at any time outstanding, may be redeemed by the Corporation, with the prior approval of the Federal Reserve Board if such approval is required, at any time or from time to time at its election expressed by resolution of the Board of Directors upon not less than 30 nor more than 60 days previous notice to the holders of record of the Series C Preferred Stock to be redeemed, given by (i) registered or certified mail, postage prepaid, and (ii) the single publication of such notice in The Wall Street Journal or similar daily financial publication of general circulation in the United States, at a redemption price of $52.10 per share during the period from April 15, 1995 through but not including March 31, 1996, and thereafter at the redemption prices set forth below during the 12 month periods beginning on March 31 of the years shown below, in each case plus accrued and unpaid dividends to the date fixed for redemption (the "redemption date").

                                 Year                       Redemption Price
                                 ----                       ----------------
                                 1996                             $51.75
                                 1997                             $51.40
                                 1998                             $51.05
                                 1999                             $50.70
                                 2000                             $50.35
                                 2001 and thereafter              $50.00

              (b) Any notice of redemption mailed to a holder of Series C Preferred Stock at his address as the same appears on the books of the Corporation shall be conclusively presumed to have been given whether or not the holder receives the notice. Each such notice shall state the redemption date; the number of shares of Series C Preferred Stock to be redeemed, and, if less than all shares of Series C Preferred Stock held by such holder are to be redeemed, the number of such shares to be redeemed from such holder and the fact that a new certificate or certificates representing any unredeemed shares shall be issued without cost to such holder; the redemption price applicable to the shares to be redeemed; the place or places where such shares are to be surrendered; and that dividends on shares to be redeemed shall cease to accrue and accumulate on the redemption date. No defect in any such notice as to any shares of Series C Preferred Stock shall affect the validity of the proceedings for the redemption of any other shares of Series C Preferred Stock.

              (c) The Corporation shall not give notice of redemption of Series C Preferred Stock after the record date for the payment of any dividend on the Common Stock payable for the dividend period in which the redemption date occurs unless the record date for the payment of dividends on the Series C Preferred Stock is the same as the record date for the payment of dividends on the Common Stock.

              (d) The Corporation may not redeem less than all of the outstanding shares of Series C Preferred Stock unless all cumulating or accrued dividends with respect to the shares of Series C Preferred Stock which shall not be so redeemed have either been paid or set aside for payment.

              (e) If less than all of the outstanding shares of Series C Preferred Stock are to be redeemed, the redemption may be made either pro rata or by lot as may be prescribed by resolution of the Board of Directors.

              (f) Any shares of Series C Preferred Stock called for redemption pursuant to this subparagraph (3) shall not be deemed to be outstanding for the purposes of voting, determining the total number of shares entitled to vote, or payment of dividends thereon on or after the date on which the notice of redemption is mailed to the holders thereof and a sum sufficient to redeem such shares has been set apart for payment of the redemption price upon surrender of the certificates therefor. Any money set apart for such payment which is not required to redeem such shares because of conversions shall be promptly returned to the Corporation. In addition, any money set apart for such payment which remains unclaimed for a period of six years after the redemption date shall be repaid to the Corporation upon the request of the Corporation as expressed by a resolution of the Board of Directors. The holders of record of the shares so called for redemption who have not made a claim against such moneys prior to such repayment to the Corporation shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount set apart for payment of the redemption price and so repaid to the Corporation, but in no event shall any such holder be entitled to any interest thereon. The Corporation shall be entitled to receive any interest paid from time to time on the money so set apart.

         (4)    Conversion.

                (a) At the option of each of the holders of outstanding Series C Preferred Stock, such stock may be converted into the fully paid and nonassessable Common Stock as provided for in this subparagraph (4). As used in this subparagraph (4), Common Stock means (i) the Common Stock without par value of the Corporation as authorized by its Articles of Incorporation, and (ii) any other class of capital stock into which such Common Stock has been changed pursuant to any reclassification or reorganization as defined in this subparagraph (4).

                (b) The Series C Preferred Stock may be converted into Common Stock at the conversion rate in effect at the conversion date as defined. The initial "conversion rate" shall be 1.159420 shares of Common Stock for each share of Series C Preferred Stock converted. For purposes of such conversion, each share of Series C Preferred Stock will be valued at $50. However, the conversion rate shall be adjusted from time to time as provided elsewhere in this subparagraph (4).

                (c) Upon conversion of the Series C Preferred Stock, (i) no payment shall be made on account of any dividends cumulating or accrued and unpaid on such Series C Preferred Stock to the conversion date, and (ii) no adjustment in the conversion rate will be made on account of any such dividends. Notwithstanding the foregoing, if any share of Series C Preferred Stock is converted after any record date for the payment of a dividend on the Series C Preferred Stock but before the due date for payment therefor, then (i) such dividend shall be payable on such due date to the record holder of such share on such record date, and (ii) such share, when surrendered for conversion, shall be accompanied by payment of an amount equal to the dividend payable on such due date on such share (unless such share has been called for redemption prior to the due date for payment therefor).

                (d) Any Series C Preferred Stock which has been called for redemption pursuant to subparagraph (3) hereof may nevertheless be converted by the holder thereof at any time prior to the close of business on the tenth day preceding the date fixed for the redemption of such Series C Preferred Stock.

                (e) In the event the Corporation (i) issues any Common Stock as a dividend with respect to the outstanding Common Stock or any other common capital stock as a class or
                       (ii) subdivides or combines the outstanding Common Stock, then the conversion rate in effect at the date of such event shall be adjusted by multiplying such conversion rate by the quotient of (a) the number of shares of Common

                       Stock outstanding immediately after such event, divided by (b) the number of such shares outstanding immediately before such event. As used in this subparagraph (4), the term "common capital stock" means any class of capital stock of the Corporation ranking substantially on a parity with the Common Stock with respect to either preference upon liquidation or payment of dividends. Each adjustment in the conversion rate pursuant to this subsection shall become effective as of either (i) the record date for the payment of such dividend, or (ii) the effective date of any such subdivision or combination.

                (f) In the event that the Corporation distributes with respect to the outstanding Common Stock or any other common capital stock as a class any rights or warrants to purchase Common Stock at a price per share which is less than the current market price per share of the Common Stock determined as provided for in subparagraph
                       (4)(l) hereof at the record date fixed for determination of the stockholders entitled to receive such distribution, then the conversion rate shall be adjusted by multiplying the conversion rate by the quotient of
                       (i) the sum of (a) the number of shares of Common Stock outstanding as of such record date, plus (b) the maximum number of shares of Common Stock issuable upon the full exercise of such rights or warrants, divided by (ii) the sum of (a) the number of shares of Common Stock outstanding as of such record date, plus (b) the product of (x) the maximum number of shares of Common Stock issuable upon the full exercise of such rights or warrants, multiplied by (y) the quotient of the minimum exercise price of such rights or warranties, divided by such current market price at such record date. If the Corporation shall, by dividend or otherwise, distribute to all holders of Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to above, any dividend or distribution paid in cash out of retained earnings of the Corporation and any dividend or distribution referred to in subparagraph (4)(e) hereof), the conversion rate shall be adjusted so that the same shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction the denominator of which shall be the current market price per share (determined as provided in subparagraph (4)(c) hereof) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the numerator of which shall be the current market price per share of the Common Stock. Each adjustment in the conversion rate pursuant to this subparagraph (4)(f) shall become effective as of the record date fixed for determination of the shareholders entitled to receive such distribution.

                (g) The conversion rate shall not be adjusted if there is a reclassification. As used in this subparagraph (4), the term "reclassification" means that the Common Stock is changed into the same or a different number or amount of shares of capital stock, other securities, cash or other property of the Corporation by reclassification or other capital reorganization other than a share dividend, a subdivision or combination, or a reorganization all as provided for elsewhere in this subparagraph (4). However, in the event of any reclassification, the Series C Preferred Stock shall become convertible into the same number or amount of shares of capital stock, other securities, cash or other property which would have been issuable, deliverable or payable on account of the Common Stock issued upon the conversion of the Series C Preferred Stock assuming such stock had been converted immediately prior to such reclassification. Each change in convertibility pursuant to this subparagraph (4)(g) shall become effective as of the effective date of such reclassification.

                (h) The conversion rate shall not be adjusted pursuant to this subparagraph (4) if there is a reorganization. As used in this subparagraph (4) the term "reorganization" means (i) the merger or consolidation of the Corporation with or into any other corporation or (ii) the sale or exchange of substantially all of the assets of the Corporation as an entirety to any other corporation or other entity. However, in the event of a reorganization, the Series C Preferred Stock shall become convertible into the same number or amount of shares of stock, other securities, cash or other property of the corporation or other entity surviving or resulting from the reorganization which would have been issuable, deliverable or payable on account of the Common Stock issued upon conversion of the Series C Preferred Stock, assuming such stock had been converted immediately prior to such reorganization. In addition, after a reorganization, the provisions of this subparagraph 4 shall be appropriately applicable in a manner as nearly equivalent as practicable to the manner in which such provisions applied prior to such reorganization. Each change in convertibility pursuant to this subparagraph
                       (4)(h) shall become effective as of the effective date of each such reorganization.

                (i) The Corporation may make such adjustments in the conversion rate, in addition to those expressly required above, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients. No adjustment in the conversion rate shall be required pursuant to subparagraph (4) hereof unless such adjustment would require an increase or decrease in the conversion rate in effect immediately prior to such adjustment event of at least 1% of one share of Common Stock. However, any such adjustments which are not so required to be made at the time shall be carried forward and taken into account in determining any subsequent adjustment pursuant to this subparagraph
                       (4).

                (j) Each time (i) the conversion rate is adjusted or (ii) there is a reclassification or a reorganization which changes the convertibility of the Series C Preferred Stock, the Corporation shall furnish to each holder of the Series C Preferred Stock a certificate specifying such adjustment or change and describing the circumstances of such adjustment or change.

                (k) The Series C Preferred Stock may be converted by (i) surrendering the certificates representing the shares of such Series C Preferred Stock, together with (ii) written notice of conversion, and (iii) a proper assignment of such certificates to the Corporation or in blank. The notice of conversion shall state the names and addresses in which the certificates representing the Common Stock issuable upon such conversion shall be issued. The date upon which the certificates representing the shares to be converted, notice of conversion and assignment are received by the transfer agent is referred to herein as the "conversion date." As promptly as practicable after the conversion date, the Corporation shall issue and deliver, as specified in the notice of conversion, certificates for the number of full shares of Common Stock (or other shares of capital stock, other securities, cash or other property) issuable upon such conversion, together with any cash instead of fractional shares as provided in subparagraph
                       (4)(l) hereof. Such conversion shall be deemed to have been effected immediately prior to the close of business on the conversion date, and at such time the rights of the holder as a holder of the converted shares of the Series C Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                (l) No fractional shares of Common Stock (or other shares of stock or other securities) or scrip representing fractional shares shall be issued upon conversion of the Series C Preferred Stock. Instead, the Corporation shall pay a cash adjustment in an amount equal to the same fraction of the current market price per share of the Common Stock (or other shares of capital stock or other securities) at the conversion date. As used in this subparagraph (4), the term "current market price" at any time means the daily average closing price for a period of thirty business days ending on the business day before the date for which such price is to be determined. The closing price for each business day will be either (i) the last sale price regular way as quoted on the principal national securities exchange upon which the Common Stock (or other capital stock or securities) is listed or admitted to trading, or, if the Common Stock (or other capital stock or securities) is not so listed or admitted, (ii) the average of the closing bid and asked prices as quoted in Level 2 of NASDAQ. If, for any reason, such closing prices cannot reasonably be determined, then the "current market price" will be determined by any reasonable method selected by the Board of Directors of the Corporation.

                (m) In the event some but not all of the shares of the Series C Preferred Stock represented by certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the

                       Corporation, a new certificate representing the number of shares of Series C Preferred Stock which were not converted.

                (n) The Corporation shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred Stock, such number of its shares of Common Stock (or other shares of capital stock or other securities) as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock (or other shares of capital stock or other securities) shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock (or other shares of capital stock or other securities) to such number of shares as shall be sufficient for such purpose.

                (o) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock or other securities of the Corporation upon conversion of any shares of the Series C Preferred Stock. However, the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of the Series C Preferred Stock in respect of which such shares are being issued.

         (5)    Reports and Notices.

                So long as any shares of Series C Preferred Stock shall be outstanding, the Corporation shall provide to the holder or holders of such shares, copies of all annual, quarterly and other reports of the Corporation and copies of all shareholder notices of the Corporation when and as furnished to the holders of the Common Stock.

         (6)    Reacquired Shares.

                Shares of Series C Preferred Stock converted, redeemed, or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.

         (7)    No Sinking Fund.

                Shares of Series C Preferred Stock are not subject to the operation of a sinking fund.

         (8)    Ranking.

                The Series C Preferred Stock will rank on a parity as to payment of dividends and upon liquidation with the Class B Preferred Stock. While any shares of Series C Preferred Stock are outstanding, the Corporation may not issue any series of Class A Preferred Stock that ranks senior to the Series C Preferred Stock.

FIFTH: Except as otherwise provided in these Articles of Incorporation or in the Regulations, the holders of a majority of the outstanding shares are authorized to take any action which, but for this provision, would require the vote or other action of the holders of more than a majority of such shares.

SIXTH: To the extent not prohibited by law, the Board of Directors may authorize the purchase by the Corporation of shares of any class issued by it.

SEVENTH: No holder of any class of shares of the Corporation shall, as such holder, have any preemptive or preferential right to purchase or subscribe to any shares of any class of stock of the Corporation, whether now or hereafter authorized, whether unissued or in treasury, or to purchase any obligations convertible into shares of any class of stock of the Corporation, which at any time may be proposed to be issued by the Corporation or subjected to rights or options to purchase granted by the Corporation.

EIGHTH: No holder of shares of any class of the Corporation shall have the right to cumulate his voting power in the election of the Board of Directors and the right to cumulate voting described in Ohio Revised Code Section 1701.55 is hereby specifically denied to the holders of shares of any class of the Corporation.

NINTH: The Corporation may create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes to the extent such shares are authorized by these Articles, such rights or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors. The terms upon which any such shares may be purchased upon the exercise of any such right or option, including without limitation the time or times (which may be limited or unlimited in duration) at or within which, and the price or prices at which, any such shares may be purchased, shall be such as shall be determined as set forth or incorporated by reference in a resolution adopted by the Board of Directors providing for the creation and issue of such rights or options.

TENTH: The provisions of this Article TENTH shall be applicable with respect to all Business Combinations.

(A) Except as otherwise expressly provided in paragraph (B) of this Article TENTH, each Business Combination shall require an affirmative Special Shareholder Vote. Such affirmative vote shall be in addition to any other affirmative vote required by law or these Articles of Incorporation or Regulations of the Corporation, and shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

(B) The provisions of paragraph (A) of this Article TENTH shall not be applicable to any particular Business Combination and such Business Combination shall require only such affirmative vote, if any, as is required by law and any other provision of these Articles of Incorporation or Regulations of the Corporation, or any agreement with any national securities exchange or otherwise, if all of the conditions specified in either of the following paragraphs (B)(1) or
         (B)(2) shall have been satisfied with respect to any such Business Combination.

         (1)    (a)    The terms of such Business Combination shall provide for
                       Fair Consideration to Shareholders; and

                (b) A Proxy Statement describing the proposed Business Combination shall be mailed to all holders of Voting Stock at least 30 days prior to the consummation of such Business Combination, regardless of whether or not such Proxy Statement is required to be furnished to shareholders of the Corporation pursuant to the Exchange Act. The Proxy Statement shall set out, in a prominent place, any expression as to the advisability or inadvisability of such Business Combination that the Unrelated Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Unrelated Directors, the opinion of an investment banking firm selected by a majority of the Unrelated Directors, at a meeting at which an Unrelated Director Quorum is present, as to the fairness or lack of fairness of the terms of such Business Combination, from the financial point of view of the holders of the outstanding shares of capital stock of the Corporation other than the Acquirer and its Affiliates or Associates. Such investment banking firm shall be paid a reasonable fee for its services by the Corporation.

         (2) A majority of the Unrelated Directors shall have approved such Business Combination and shall have determined, at a meeting at which an Unrelated Director Quorum is present, that the terms of the Business Combination are fair from the financial point of view of the holders of the outstanding shares of capital stock of the Corporation other than as to the Acquirer and its Affiliates and Associates. Such approval and determination may be made prior to or subsequent to the time that the Acquirer becomes an Acquirer.

(C) For the purposes of this Article TENTH, the following terms shall have the definitions specified in this paragraph (C).

         (1) The term "Acquirer" shall mean any person (other than the Corporation or any Subsidiary and other than any profit sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who:

                (a) Is the beneficial owner of twenty percent (20%) or more of the Voting Stock;

                (b) Is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of twenty percent (20%) or more of the Voting Stock; or

                (c) Is on the date in question an assignee of or has otherwise succeeded to the beneficial ownership of the shares of Voting Stock that were at any time within the two-year period immediately prior to such time beneficially owned by any Acquirer, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933 (except for any transactions governed by Rule 144 of the Securities Act of 1933).

                For the purposes of determining whether a person is an Acquirer pursuant to this paragraph (C)(1), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed to be beneficially owned through application of paragraph (C)(4) but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         (2) The terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 ("Exchange Act"), as in effect on April 18, 1989 (the term "registrant" in said Rule 12b-2 meaning the Corporation or the Acquirer, as the case may be).

         (3) The term "Announcement Date" shall have the meaning specified in paragraph (C)(10)(a)(i) of this Article TENTH.

         (4) A person shall be a "beneficial owner" and shall be deemed to have "beneficial ownership" of any Voting Stock:

                (a) Which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act;

                (b) Which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

                (c) Which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

         (5) The term "Business Combination" shall mean any one or more of the following transactions:

                (a) Any merger or consolidation of the Corporation or any Subsidiary with (i) any Acquirer or (ii) any other corporation (whether or not itself an Acquirer) which is or after such merger or consolidation would be an Affiliate or Associate of an Acquirer; or

                (b) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) with any Acquirer, or any Affiliate or Associate of any Acquirer, involving any assets or securities of the Corporation, any Subsidiary or any Acquirer, or any Affiliate or Associate of any Acquirer, having an aggregate Fair Market Value of $10,000,000 or more; or

                (c) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed at any time after any person becomes and continues to be an Acquirer; or

                (d) Any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Acquirer) that has the effect, directly or indirectly, of increasing the proportionate share of any class of equity or convertible securities of the Corporation or any Subsidiary which is beneficially owned by any Acquirer or any Affiliate or Associate of any Acquirer; or

                (e) Any agreement, contract or other arrangement providing for any one or more of the actions specified in clauses
                       (a) to (d) of this paragraph (C)(5).

         (6) The term "Common Stock" shall mean those authorized and issued shares of capital stock of the Corporation referred to as common shares or Common Stock in Article FOURTH of these Articles of Incorporation.

         (7) The term "Unrelated Director" means any member of the Board of Directors, while such person is a member of the Board of Directors of the Corporation (the "Board"), who is neither an Affiliate nor an Associate of the Acquirer (except solely by reason of such Director being a member of the Board) and was a member of the Board prior to the time that the Acquirer became an Acquirer, and any successor of an Unrelated Director, while such successor is a member of the Board, who is neither an Affiliate nor an Associate of the Acquirer (except solely by reason of such Director being a member of the Board), and is recommended or elected to succeed an Unrelated Director by a majority of the then Unrelated Directors, provided that such recommendation or election shall only be effective for the purposes of this paragraph (C)(7) if made at a meeting at which an Unrelated Director Quorum is present.

         (8) The term "Unrelated Director Quorum" means at least sixty percent (60%) of the number of Unrelated Directors capable of exercising the powers conferred upon them under these Articles of Incorporation or Regulations of the Corporation or by law, but in any case not less than five Unrelated Directors.

         (9) The term "Exchange Act" shall have the meaning specified in paragraph (C)(2) of this Article TENTH.

         (10) The term "Fair Consideration to Shareholders" shall, with respect to any particular Business Combination, mean that the terms of such Business Combination satisfy all of the following conditions of this paragraph (C)(10).

                (a) The aggregate amount of cash and the Fair Market Value of consideration other than cash to be received per share by holders of Common Stock in such Business Combination as of the date of the consummation of the Business Combination shall be at least equal to the highest amount determined under the following clauses
                       (i), (ii) and (iii) of this paragraph (C)(10)(a):

                       (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Acquirer, if any, for any share of Common Stock in connection with the acquisition by the Acquirer of beneficial ownership of such share (x) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Acquirer, whichever is higher;

                       (ii) the Fair Market Value per share of the Common Stock on the Announcement Date or on the date on which the Acquirer became an Acquirer, whichever is higher; and

                       (iii) the price per share equal to the Fair Market Value per share of the Common Stock determined pursuant to clause (ii) of this paragraph

                                (C)(10)(a) multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees), if any, as determined pursuant to clause (i) of this paragraph (C)(10)(a), to (y) the Fair Market Value per share of the Common Stock on the first day of the two-year period immediately prior to the Announcement Date on which the Acquirer acquired beneficial ownership of any share of Common Stock.

                (b) The aggregate amount of cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Preferred Stock in such Business Combination shall:

                       (i) in the case of any class or classes or series of Preferred Stock which is, by its terms, then convertible into Common Stock, be equal to the consideration per share which would be received if such Preferred Stock were converted into Common Stock immediately prior to the consummation of the Business Combination at the then applicable conversion rate; and

                       (ii) in the case of any class or classes or series of Preferred Stock other than those referred to in clause (i) of this paragraph (C)(10)(b), either (x) the highest preferential amount to which the holders of shares of such class or classes or series of Preferred Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation as of the date of the consummation of such Business Combination, regardless of whether the Business Combination to be consummated constitutes such an event, or (y) the highest price per share, if any, at which the Corporation is permitted, pursuant to provisions with respect to optional redemptions, or is required, pursuant to provisions with respect to mandatory redemptions, to redeem any of the shares of such class or classes or series of Preferred Stock as of the date of the consummation of such Business Combination, whichever is higher.

                (c) The consideration to be received by holders of a particular class or series of outstanding Common Stock or Preferred Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Acquirer in connection with its direct or indirect acquisition of beneficial ownership of shares of Common Stock. If the consideration so paid for shares of Common Stock varied as to form, the form of consideration for shares of such class or series of Common Stock or Preferred Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of Common Stock previously acquired by the Acquirer.

         (11) The term "Fair Market Value" means (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any substantially equivalent system then in use, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by a majority of the Unrelated Directors; and (b) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by a majority of the Unrelated Directors. Any such determination by the Unrelated Directors shall only be effective if made at a meeting at which an Unrelated Director Quorum is present.

                In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in conjunction with the term Fair Market Value in para- graph (C)(10) of this Article TENTH shall include the shares of Common Stock or the shares of any other class of Voting Stock to be retained by the holders of such shares.

         (12) The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of beneficial ownership of Voting Stock of the Corporation.

         (13) The term "Preferred Stock" shall mean those authorized and issued shares of capital stock of the Corporation referred to as preferred shares or Preferred Stock in Article FOURTH of these Articles of Incorporation.

         (14) The term "Proxy Statement" means a proxy or information statement complying with the requirements of the Exchange Act and the rules and regulations thereunder, or any subsequent provisions replacing such Act, rules or regulations.

         (15) The term "Special Shareholder Vote" shall mean (a) the affirmative vote of seventy-five percent (75%) of the votes entitled to be cast by all holders of Voting Stock, voting together as a class, and (b) the affirmative vote of sixty-seven percent (67%) of the votes entitled to be cast by all holders of Voting Stock other than the Acquirer and its Affiliates or Associates, voting together as a single class; provided, that, in the event that it is judicially determined that the requirement for the affirmative vote provided for in clause (b) of this paragraph (C)(15) is, for any reason, invalid under applicable law, then the term "Special Shareholder Vote" shall mean only the requirement for the affirmative vote provided for in clause (a) of this paragraph (C)(15). However, no Special Shareholder Vote will be effective for the purposes of this Article TENTH unless a Proxy Statement describing the Business Combination shall have been mailed to all holders of Voting Stock at least 30 days prior to the date fixed for the Special Shareholder Vote (regardless of whether or not such Proxy Statement is required to be furnished to the shareholders of the Corporation pursuant to the Exchange Act.

         (16) The term "Subsidiary" or "Subsidiaries" shall mean any corporation or corporations of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Acquirer set forth in paragraph (C)(1), the term "Subsidiary" or "Subsidiaries" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

         (17) The term "Voting Stock" shall mean all of the shares of capital stock of the Corporation authorized to be issued from time to time under these Articles of Incorporation and outstanding as of any particular time which are generally entitled to vote with respect to the election of directors.

(D) A majority of the Unrelated Directors acting at a meeting at which an Unrelated Director Quorum is present shall have the power and duty to determine for the purposes of this Article TENTH, on the basis of information known to them after reasonable inquiry, (1) whether a person is an Acquirer, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, and (4) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more. Any such determination made in good faith shall be binding and conclusive on all parties.

(E) Nothing contained in this Article TENTH shall be construed to relieve any Acquirer from any fiduciary obligation imposed by law.

(F) The fact that any Business Combination complies with the provisions of paragraph (B) of this Article TENTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board, or any member thereof, with respect to evaluation of or actions and responses taken with respect to such Business Combination.

(G) Notwithstanding any other provisions of these Articles of Incorporation or the Regulations of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Articles of Incorporation or the Regulations of the Corporation), the affirmative vote of the holders of eighty-five percent (85%) or more of the votes entitled to be cast by all holders of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article TENTH; provided, that, this paragraph (G) shall not apply to, and such eighty-five percent (85%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of the Corporation if all of the directors are persons who would be eligible to serve as Unrelated Directors within the meaning of paragraph (C)(7) of this Article TENTH.

ELEVENTH: No Person shall make a Control Share Acquisition without the prior authorization of the Corporation's shareholders.

(A) In order to obtain authorization of a Control Share Acquisition by the Corporation's shareholders, a Person shall deliver a notice (the "Notice") to the Corporation at its principal place of business that sets forth all of the following information:

         (1)    The identity of the Person who is giving the Notice;

         (2) A statement that the Notice is given pursuant to this Article ELEVENTH;

         (3) The number and class of shares of the Corporation owned, directly or indirectly, by the Person who gives the Notice;

         (4) The range of voting power under which the proposed Control Share Acquisition would, if consummated, fall;

         (5) A description in reasonable detail of the terms of the proposed Control Share Acquisition; and

         (6) Representations, supported by reasonable evidence, that the proposed Control Share Acquisition, if consummated, would not be contrary to law and that the Person who is giving the Notice has the financial capacity to make the proposed Control Share Acquisition.

(B) The Board of Directors of the Corporation shall, within ten (10) days after receipt by the Corporation of a Notice that complies with paragraph (A), call a special meeting of shareholders to be held not later than fifty (50) days after receipt of the Notice by the Corporation, unless the Person who delivered the Notice agrees to a later date, to consider the proposed Control Share Acquisition; provided that the Board of Directors shall have no obligation to call such meeting if they make a determination within ten (10) days after receipt of the Notice (i) that the Notice was not given in good faith,
         (ii) that the proposed Control Share Acquisition would not be in the best interests of the Corporation and its shareholders or (iii) that the Person who delivered the Notice has failed to adequately demonstrate that such Person has the financial capacity to make the proposed Control Share Acquisition or that the proposed Control Share Acquisition would not be contrary to law if consummated. The Board of Directors may adjourn such meeting if, prior to such meeting, (i) the Corporation has received a Notice from any other Person or (ii) a merger, consolidation or sale of assets of the Corporation has been approved by the Board of Directors and the Board of Directors has determined that the Control Share Acquisition proposed by such other Person or the merger, consolidation or sale of assets of the Corporation should be presented to shareholders at an adjourned meeting or at a special meeting held at a later date.

         For purposes of making a determination that a special meeting of shareholders should not be called pursuant to this paragraph (B), no such determination shall be deemed void or voidable with respect to the Corporation merely because one or more of its directors or officers who participated in making such determination may be deemed to be other than disinterested, if in any such case the material facts of the relationship giving rise to a basis for self-interest are known to the directors and the directors, in good faith reasonably justified by the facts, make such determination by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum. For purposes of this paragraph, "disinterested directors" shall mean directors whose material contacts with the Corporation are limited principally to activities as a director or shareholder. Persons who have substantial, recurring business or professional contacts with the Corporation shall not be deemed to be "disinterested directors" for purposes of this provision. A director shall not be deemed to be other than a "disinterested director" merely because he would no longer be a director if the proposed Control Share Acquisition were approved and consummated.

(C) The Corporation shall give notice of such special meeting to all shareholders of record as of the record date set for such meeting as promptly as practicable. Such notice shall include or be accompanied by a copy of the Notice and by a statement of the Corporation, authorized by the Board of Directors, of its position or recommendation, or that it is taking no position or making no recommendation, with respect to the proposed Control Share Acquisition.

(D) The Person who delivered the Notice may make the proposed Control Share Acquisition if both the following occur: (i) the shareholders of the Corporation authorize such acquisition at the special meeting called by the Board of Directors and held for that purpose, and at which a quorum is present, by an affirmative vote of a majority of the Voting Shares represented at such meeting in person or by proxy and by a majority of the portion of such Voting Shares represented at such meeting in person or by proxy excluding the votes of Interested Shares; and (ii) such acquisition is consummated, in accordance with the terms so authorized, not later than 360 days following such shareholder authorization of the Control Share Acquisition.

(E) Shares issued or transferred to any Person in violation of this Article ELEVENTH shall be valid only with respect to such amount of shares as does not result in a violation of this Article ELEVENTH, and such issuance or transfer shall be null and void with respect to the remainder of such shares (any such remainder of shares being hereinafter called "Excess Shares"). If the second clause of the foregoing sentence is determined to be invalid by virtue of any legal decision, statute, rule or regulation, any Person who holds Excess Shares in violation of this Article ELEVENTH shall be conclusively deemed to have acted as an agent on behalf of the

         Corporation in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Corporation. While held by any Person in violation of this Article ELEVENTH, Excess Shares shall not be entitled to any voting rights, shall not be considered to be outstanding for quorum or voting purposes, and shall not be entitled to receive dividends or any other distribution with respect to such Excess Shares. Any such Person who receives dividends or any other distribution with respect to Excess Shares shall hold the same as agent for the Corporation and, following a permitted transfer, for the transferee thereof. Notwithstanding the foregoing, any holder of Excess Shares may transfer the same (together with any distributions thereon) to any Person who, following such transfer, would not own shares in violation of this Article ELEVENTH. Upon such permitted transfer, the Corporation shall pay or distribute to the transferee any dividends or other distributions on the Excess Shares not previously paid or distributed.

 (F)     As used in this Article ELEVENTH:

         (1) "Person" includes, without limitation, an individual, a corporation (whether nonprofit or for profit), a partnership, an unincorporated society or association, and two or more persons having a joint or common interest.

         (2)    (a)    "Control Share Acquisition" means the acquisition,
                       directly or indirectly, by any Person of shares of the Corporation that, when added to all other shares of the Corporation in respect of which such Person may exercise or direct the exercise of voting power as provided in this paragraph (F)(2)(a), would entitle such Person, immediately after such acquisition, directly or indirectly to exercise or direct the exercise of voting power of the Corporation in the election of directors within any of the following ranges of such voting power:

                       (i) One-fifth or more but less than one-third of such voting power;

                       (ii) One-third or more but less than a majority of such voting power;

                       (iii)    A majority or more of such voting power.

                       A bank, broker, nominee, trustee, or other Person who acquires shares in the ordinary course of business for the benefit of others in good faith and not for the purpose of circumventing this Article ELEVENTH shall, however, be deemed to have voting power only of shares in respect of which such Person would be able to exercise or direct the exercise of votes without further instruction from others at a meeting of shareholders called under this Article ELEVENTH. For purposes of this Article ELEVENTH, the acquisition of securities immediately convertible into shares of the Corporation with voting power in the election of directors shall be treated as an acquisition of such shares.

                (b) The acquisition of any shares of the Corporation does not constitute a Control Share Acquisition for the purpose of this Article ELEVENTH if the acquisition is consummated in any of the following circumstances.

                       (i) By underwriters, in good faith and not for the purpose of circumventing this Article ELEVENTH, in connection with an offering of the securities of the Corporation to the public;

                       (ii) By bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including a gift, that is made in good faith and not for the purpose of circumventing this Article ELEVENTH;

                       (iii) Pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this Article ELEVENTH;

                       (iv) Pursuant to a merger or consolidation adopted, or a combination or majority share acquisition authorized, by shareholder vote in compliance with the provisions of Article TENTH of these Articles of Incorporation and Section 1701.78 or Section 1701.83 of the Ohio Revised Code if the Corporation is the surviving or new corporation in the merger or consolidation or is the acquiring corporation in the combination or majority share acquisition and if the vote of shareholders of the surviving, new, or acquiring corporation is required by the provisions of Section 1701.78 or 1701.83 of the Ohio Revised Code;

                       (v)      Prior to April 18, 1989; or

                       (vi) Pursuant to a contract existing prior to April 18, 1989.

                       The acquisition by any Person of shares of the Corporation in a manner described under this paragraph
                       (F)(2)(b) shall be deemed to be a Control Share Acquisition authorized pursuant to this Article ELEVENTH within the range of voting power under paragraph
                       (F)(2)(a)(i), (ii) or (iii) of this Article ELEVENTH that such Person is entitled to exercise after such acquisition, provided that, in the case of an acquisition in a manner described under paragraph
                       (F)(2)(b)(ii) or (iii), the transferor of such shares to such Person had previously obtained any authorization of shareholders required under this Article ELEVENTH in connection with such transferor's acquisition of shares of the Corporation.

                (c) The acquisition of shares of the Corporation in good faith and not for the purpose of circumventing this Article ELEVENTH, the acquisition of which (i) had previously been authorized by shareholders in compliance with this Article

                       ELEVENTH or (ii) would have constituted a Control Share Acquisition but for paragraph (F)(2)(b), does not constitute a Control Share Acquisition for the purpose of this Article ELEVENTH unless such acquisition entitles any Person, directly or indirectly, to exercise or direct the exercise of voting power of the Corporation in the election of directors in excess of the range of such voting power authorized pursuant to this Article ELEVENTH, or deemed to be so authorized under paragraph (F)(2)(b).

         (3) "Interested Shares" means Voting Shares with respect to which any of the following Persons may exercise or direct the exercise of the voting power:

                (a) any Person whose Notice prompted the calling of the meeting of shareholders;

                (b) any officer of the Corporation elected or appointed by the directors of the Corporation; and

                (c) any employee of the Corporation who is also a director of the Corporation.

(G) No proxy appointed for or in connection with the shareholder authorization of a Control Share Acquisition pursuant to this Article ELEVENTH is valid if it provides that it is irrevocable. No such proxy is valid unless it is sought, appointed, and received both:

         (1)    In accordance with all applicable requirements of law; and

         (2) Separate and apart from the sale or purchase, contract or tender for sale or purchase, or request or invitation for tender for sale or purchase, of shares of the Corporation.

(H) Proxies appointed for or in connection with the shareholder authorization of a Control Share Acquisition pursuant to this Article ELEVENTH shall be revocable at all times prior to the obtaining of such shareholder authorization, whether or not coupled with an interest.

(I) Notwithstanding any other provisions of these Articles of Incorporation or the Regulations of the Corporation, as the same may be in effect from time to time, or any provision of law that might otherwise permit a lesser vote of the directors or shareholders, but in addition to any affirmative vote of the directors or the holders of any particular class or series of shares required by law, the Articles of Incorporation or the Regulations of the Corporation, as the same may be in effect from time to time, the affirmative vote of at least eighty-five percent (85%) of the Voting Shares shall be required to alter, amend or repeal this Article ELEVENTH or adopt any provisions in the Articles of Incorporation or Regulations of the Corporation, as the same may be in effect from time to time, that are inconsistent with the provisions of this Article ELEVENTH.

(J) Each certificate representing shares of the Corporation's capital stock shall contain the following legend:

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


              "Transfer of the shares represented by this Certificate is subject to the provisions of Article ELEVENTH of the Corpora-tion's Articles of Incorporation as the same may be in effect from time to time. Upon written request delivered to the Secretary of the Corporation at its principal place of business, the Corporation will mail to the holder of this Certificate a copy of such provisions without charge within five (5) days after receipt of written request therefor. By accepting this Certificate the holder hereof acknowledges that it is accepting same subject to the provisions of said Article ELEVENTH as the same may be in effect from time to time and covenants with the Corporation and each shareholder thereof from time to time to comply with the provisions of said Article ELEVENTH as the same may be in effect from time to time."

TWELFTH: The provisions of Section 1701.831 of the Ohio Revised Code, as amended from time to time, or any successor provision or provisions to said section, shall only apply to this Corporation with respect to any particular Control Share Acquisition attempt, as such is defined in Section 1701.831 of the Ohio Revised Code, in the event that there is a determination by a court of competent jurisdiction with respect to which no appeal is pending that the provisions of Article ELEVENTH of these Articles of Incorporation shall not be applicable to a particular Control Share Acquisition attempt or in the event that Article ELEVENTH of these Articles of Incorporation, as such Articles of Incorporation may be amended from time to time, ceases to be an Article of these Articles of Incorporation, disregarding any renumbering of such Article ELEVENTH resulting from any amendment of these Articles of Incorporation.


Effective May 1, 1989
Amended (Paragraph (D1) of Article Fourth) - 3/21/91
Amended (First Paragraph of Article Fourth) - 4/21/92
Amended (First Paragraph of Article Fourth) - 6/26/97


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